APPENDIX C
                                       TO
                              THE CUSTODY AGREEMENT
                                     BETWEEN
                              PILGRIM MUTUAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.

                        Dated as of _______________, 1999

The following is a list of Funds for which the Custodian shall serve under a Custodian Agreement dated as of June 1, 1998 to provide custodial services to the Funds (the "Agreement"):

                         Pilgrim Emerging Countries Fund
                     Pilgrim International Core Growth Fund
                   Pilgrim International Small Cap Growth Fund
                          Pilgrim Worldwide Growth Fund

IN WITNESS WHEREOF, each of the parties hereto have caused this Appendix to be executed in its name and on behalf of each such Fund.

Pilgrim Mutual Funds
on behalf of each Fund
listed above                               BROWN BROTHERS HARRIMAN & CO.

By:                                        By:
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Title:                                     Title:
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Date:                                      Date:
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